GLDI Overview NEW 1 Filed Pursuant to Rule 433 Registration Statement Nos. 333 - 202913 and 333 - 180300 - 03

GLDI Performance NEW 2

GLDI Coupon History NEW 3

SLVO Overview NEW 4

SLVO Performance NEW 5

SLVO Coupon History NEW 6

New Website Banner Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs . You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.